Exhibit 24

POWER OF ATTORNEY

The undersigned hereby ratifies and confirms Bruce D. Torkelson, an officer of Lime Energy Co., as the undersigned’s true and lawful authorized attorney-in-fact and agent, with full power of substitution and full power to act for the undersigned and in the undersigned’s name, place and stead, to:

(1)                                 execute for and on behalf of the undersigned any and all reports, forms, schedules and notices required to be filed in accordance with Section 16(a) of, and Rule 16a-3 under, the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”);

(2)                                 do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete the execution of any such report, form, schedule or notice and the timely filing of such report, form, schedule or notice with the United States Securities and Exchange Commission and any other authority or otherwise comply with any of the requirements thereof; and

(3)                                 take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his discretion.

The undersigned hereby confirms such attorney-in-fact’s full power and authority to do and perform all and every act and thing whatsoever requisite, necessary and proper to be done in the exercise of any of the rights and powers stated herein, hereby ratifying and confirming all prior acts that such attorney-in-fact has taken, done or caused to be done on behalf of the undersigned and all such acts that such attorney-in-fact shall do or cause to be done by virtue of this Power of Attorney and the rights and powers stated herein. The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, has not assumed and is not assuming any of the undersigned’s responsibilities to comply with Section 16 or any other provision of the Exchange Act.

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney on June 23, 2016.

/s/ Christopher Capps
Christopher Capps